Information Regarding Joint Filers

Designated Filer of Form 4: Thomas Donino

Date of Event Requiring Statement: December 15, 2006

Issuer Name and Ticker Symbol: Enerteck Corporation (ETCK.OB)

Names: BATL Management LP

Address: 7 Lakeside Drive
         Rye, New York 10580

Signatures:

The undersigned, BATL Management LP, is jointly filing the attached Statement of Changes in Beneficial Ownership on Form 4 with Thomas Donino with respect to the beneficial ownership of securities of Enerteck Corporation.

                       BATL MANAGEMENT LP

                       By: BATL Trading Inc., as general partner


                       By: /s/ Thomas Donino
                           -------------------------------
                       Name:  Thomas Donino
                       Title: President